Exhibit 99.1

Eye and Mobiquity Networks partner with TEEN VOGUE

to promote Back to School Saturday event at Malls

NEW YORK, July 18, 2012 -- Ace Marketing & Promotions, Inc. (OTC.BB: AMKT) announces today that they and Mall media provider, Eye (@EYE_OutofHome) have teamed up with TEEN VOGUE to promote the brand’s inaugural Back-to-School Saturday initiative. TEEN VOGUE Back-to-School Saturday™ will take place on August 11, providing consumers with exclusive shopping incentives, special offers, events and more, from dozens of retailers, brands, and shopping centers nationwide.

The campaign will feature custom TEEN VOGUE Back-to-School Saturday™ promotions throughout Eye properties in the top 20 DMAs, reaching over 58 million visitors a month with backlit posters and mobile messaging, powered by Mobiquity Networks. The promotion will run from July 2nd to August 12th offering teen shoppers - and their parents – special sales, free samples and events from participating retailers.

“All of Eye’s Out-of-Home assets, from mobile to in-mall, are the perfect complement to the excitement we are looking to create on Back-To-School Saturday”, says TEEN VOGUE VP/Publisher, Jason Wagenheim.

Jeff Gunderman, SVP and General Manager at Eye USA says, “We are excited about partnering with TEEN VOGUE to bring this initiative to the malls where so much Back to School shopping occurs. It will get prominent placement in iconic mall properties across the country to help drive local awareness and activation. The impact of Back to School shopping is in the billions, so this is a fantastic initiative for retailers and brands to grow sales during this critical time.”

Click here to find out more about Teen Vogue’s Back-to-School Saturday.

ABOUT Ace Marketing & Promotions, Inc. (OTC.BB: AMKT)

Established in 1998, Ace Marketing & Promotions, Inc. is a full-service integrated marketing solutions company that leverages technology. Ace offers a wide array of business solutions, which include: Branding and Branded Merchandise, Website Development (CMS), Direct Relationship Marketing and Mobile Marketing Solutions. Ace's wholly owned subsidiary, Mobiquity Networks is a leader in Proximity Marketing with proprietary Bluetooth and Wi-Fi integrated technology that establishes the benchmark for how multimedia messages are being delivered to mobile devices. Ace's Corporate Overview is available at www.acemarketing.net on the "About Us" tab. For a demo of Mobiquity Networks you can visit: www.mobiquitynetworks.com.

ABOUT EYE

At EYE, we understand how mall media impacts shoppers better than anyone else. With over 300 malls covering over half of the top centers in the top DMA’s, we offer both hyper-local targeting and national coverage in some of America’s most iconic retail environments. We are number one in the US for mall media solutions. Our diverse offering of backlit posters, high definition digital screens, mobile connectivity and banners means we can create a customized and integrated solution for every marketing challenge. www.eyecorp.com

Eye Corp Pty Ltd is a wholly owned subsidiary of Ten Network Holdings Limited, a publicly listed company which also operates Network Ten, the broadcaster of Australian free-to-air channels ONE, TEN and ELEVEN.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performances or achievements express or implied by such forward-looking statements. The forward-looking statements are subject to risks and uncertainties including, without limitation, changes in levels of competition, possible loss of customers, and the company's ability to attract and retain key personnel.

Contact Information:

Ace Marketing & Promotions, Inc.
Legend Securities, Inc.	EYE USA
Thomas Wagner	Jeff Gunderman
800-385-5790	SVP and GM
718-233-2627	646-871-4430
twagner@legendsecuritiesinc.com	jeffgunderman@eyecorp.com